Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES NEW SENIOR NOTES OFFERING

BRENTWOOD, Tenn., March 26, 2024 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”), a leading short-stay surgical facility owner and operator, announced today that Surgery Center Holdings, Inc., a wholly owned subsidiary of the Company (the “Issuer”), intends to offer, subject to market and other considerations, $600,000,000 aggregate principal amount of senior unsecured notes due 2032 (the “Notes”). The Notes will be guaranteed (the “Guarantees”) on a senior unsecured basis by each domestic wholly-owned subsidiary of the Issuer that guarantees its obligations under its senior secured credit facilities. The terms of the Notes, including interest rate and principal amount, will depend on market conditions at the time of pricing and will be determined by negotiations among Surgery Partners and the initial purchasers of the Notes.

Surgery Partners intends to use the net proceeds from this offering to redeem all of the Issuer’s outstanding 6.750% senior unsecured notes due July 1, 2025 and 10.000% senior unsecured notes due April 15, 2027, to pay the accrued interest on such notes and to pay related fees and expenses in connection with this offering and such redemptions. The excess proceeds from this offering will be used for general corporate purposes, including to fund future acquisitions.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful. The Notes and the Guarantees are being offered and sold only to persons reasonably believed to be “qualified institutional buyers” in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes and the Guarantees have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 33 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Surgery Partners’ intention to offer and sell, and apply the net proceeds of, the Notes. These statements include, but are not limited to, the Company’s expectations regarding the proposed offering. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from the expectations discussed in, or implied by, the forward-looking statements. Many of these factors are beyond our ability to control or predict including, without limitation, the risks and uncertainties identified and discussed in the Company’s reports filed with the SEC, including in Item 1A under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Except as required by law, neither the Company nor the Issuer undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Contact:
Surgery Partners Investor Relations
(615) 234-8940
IR@surgerypartners.com
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